Annual Meeting of Stockholders
May 25, 2011
Westford, Massachusetts

ANNUAL MEETING OF STOCKHOLDERS
William A. Rainville
Chairman of the Board

Annual Meeting of Stockholders
May 25, 2011
Westford, Massachusetts

Safe Harbor

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform
Act of 1995: This slide presentation contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, our market opportunities and demand for our products, our views of the trends in the industries we serve, and our capabilities and technological position in the market.
Important factors that could cause actual results to differ materially from those indicated by such statements are set forth under the heading “Risk Factors” in Kadant’s quarterly report on Form 10-Q for the period ended April 2, 2011. These include risks and uncertainties relating to our dependence on the pulp and paper industry; significance of sales and operation of manufacturing facilities in
China; our ability to expand capacity in China to meet demand; commodity and component price increases or shortages; international sales and operations; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; litigation and warranty costs related to our discontinued operation; our acquisition strategy; protection of patents and proprietary rights;
fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Items of Business
PROPOSAL 1
•Elect two directors constituting the entire class of directors to be elected for a three-year term expiring in May 2014
 – Dr. John M. Albertine
 – Mr. Thomas C. Leonard

Items of Business
PROPOSAL 1
•Elect two directors constituting the entire class of directors to be elected for a three-year term expiring in May 2014
 – Dr. John M. Albertine
 – Mr. Thomas C. Leonard
PROPOSAL 2
•Non-binding advisory vote on executive compensation
 – Resolved, that the compensation paid to our company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and
 Exchange Commission, including the compensation discussion and analysis, the compensation tables, and any related material disclosed in our proxy statement, is hereby approved.

Items of Business (cont.)
PROPOSAL 3
•Non-binding advisory vote on the frequency of future executive compensation advisory votes

Items of Business (cont.)
PROPOSAL 3
•Non-binding advisory vote on the frequency of future executive compensation advisory votes
PROPOSAL 4
•Increase the number of shares available under our 2006 equity incentive plan by 330,000 shares

Items of Business (cont.)
PROPOSAL 3
•Non-binding advisory vote on the frequency of future executive compensation advisory votes
PROPOSAL 4
•Increase the number of shares available under our 2006 equity incentive plan by 330,000 shares
PROPOSAL 5
•Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for FY 2011

BUSINESS REVIEW
Jonathan W. Painter
President & CEO

About Kadant
$270 million in revenues (2010)
1,600 employees worldwide
16 manufacturing locations

Major manufacturing site
Manufacturing licensee
Global Platform Serving Customers Worldwide

Kadant Strengths, Competitive Advantages
• Industry reputation, brand strength
• Patented and proprietary technologies
• Specialized process knowledge
• Large installed base
• Low cost manufacturing
• Global distribution and service network
• Consultative selling model

2010 Revenues by Geography and Product Line

Revenue: $270 million
Geographic data is attributed to countries based on selling location.

PRODUCT REVIEW

Expertise from Stock Prep to Drying

Stock Preparation

• Pulpers
• Screens
• Cleaners
• De-inking
• Recycling systems
• Heat transfer products
Separation and cleaning products and
systems to convert waste paper into clean
pulp.
35%

Water Management

• Shower systems
• Spray nozzles
• Wear surfaces
• Filters
• Formation systems
Products and systems for delivering,
filtering, and recycling process water.
FORMING & PRESSING
11%

Doctoring

• Doctor blades
• Blade holders
• Doctoring systems
Consumable products used to clean roll
surfaces and remove contaminants.
PRESSING & DRYING
19%

Fluid Handling

• Rotary joints
• Syphon systems
• Steam and condensate systems
• Dryer systems control software
Fluid handling products and systems
used in process industries worldwide.
DRYING
31%

Kadant R&D and Product Innovations
• Technical capabilities
 – Recycling pilot plant
 – Two commercial size paper dryers
 – Computational fluid dynamics
 – Blade material testing and qualification
• New product offerings
 – FibreWall™ screen cylinder
 – Nano technology blade
 – MAK-C advanced deinking system
 – Continuous detrasher
 – Direct steam injection heater

INDUSTRY REVIEW

Kadant Revenue Source by Major Paper Grade

Percentage estimated by Company using 2010 revenue.
2010 Revenue Source
Containerboard
35%
Printing & Writing
28%
Boxboard &
Other Paper
22%
Newsprint
8%
Tissue
7%
2010 Global Capacity (394 million tons)
Source: RISI World Pulp & Recovered Paper Forecast, 2011
Containerboard
31%
Printing &
Writing
13%
Tissue
14%
Boxboard &
Other Paper
17%
Non-Paper
20%
Newsprint
5%

Pulp & Paper Industry Outlook
DEVELOPED REGIONS
•Operating rates remain relatively high
•Stable inventory levels
•North America is stronger than Europe
•Escalating energy and fiber costs
•Energy-driven investments remain a priority
EMERGING REGIONS
•Strong growth forecasted, particularly in China
•Limited supplies of virgin fiber
•Capacity additions continue to be announced

Per Capita Consumption of Paper

Source: RISI, Inc. World Production and Trade by Country (2010)
Kilograms per capita 2009

World Demand for Paper & Paperboard
2005
2015
369 million tons
468 million tons (projected)
Source: RISI World Pulp & Recovered Paper Forecast, 2011
Asia
35%
Asia
49%

Source: RISI World Pulp & Recovered Paper Forecast, 2011
CAGR = 3.4%

Selected Emerging Markets and U.S.
Containerboard Production from 2000 to 2010
• Selected emerging market
 growth rates more than 2x
 U.S. growth rate
• Compound annual growth rate
 of 9% over 10 years
• Selected emerging markets
 expected to continue growth
 trend, mature markets to be
 relatively flat

Source: RISI World Containerboard Report, 2010. Selected emerging markets: Brazil, China, India, Indonesia, Malaysia, Mexico, Pakistan, Russia, Taiwan, Thailand, Turkey, and Vietnam.

Recovered Paper Usage in Emerging Markets

Source: RISI World Pulp & Recovered Paper Forecast, 2011

Input Costs Continue to Escalate

Source: RISI, Inc.
Examples of raw material fiber cost
escalation in the U.S. spot market

Helping our customers maximize
yield and efficiency.

Dryer Management System® Control Strategy
Reduces Steam Energy Consumption at Board Mill

“When you gain 15 minutes a day in productivity of quality output, you’re looking at over $1 million a year.” - Superintendent, U.S. Board Mill
PROBLEM
•Energy inefficiency
•Poor runnability
•Inconsistent dryer temperature response and control
SOLUTION
Dryer Management System® control and equipment
RESULTS
•Optimized steam energy utilization
•Faster sheet break recovery and tail threading
•Reduced steam use by 8,000 pounds and $200,000 per year

Petax® Filtration System Reduces Water Usage

“Innovative stock preparation, combined with conservation advances in water and energy, puts us at a high level of tissuemaking.”  - Pesach Bernat, CEO, Shaniv Paper
PROBLEM
•Mill located in Negev desert
•Water availability is scarce and cost is rising
•Costly fines for discharging mill water
•High losses of fiber and chemicals in discharge
SOLUTION
Petax® Fine Filtration System
RESULTS
•Closed water loop
•Reduced fresh water consumption by 30%
•Increased yield and reduced operating costs

Compact Stock Prep System Increases Fiber Yield

“With our new stock preparation system, we capture high quality fiber from poor quality waste.” - Franco Masotina, CEO, Cartiera di Colgno
PROBLEM
•Low fiber yield
•High level of contaminants in raw material furnish
•Rapid equipment wear, high operational costs
SOLUTION
Compact Stock Preparation System
RESULTS
•70% reduction of waste hauled away from mill
•Reduced energy and maintenance costs
•Improved pulp quality, less equipment wear

AirSet™ Doctor Blade Holders Help Reduce
Energy Use and Increase Capacity

New doctoring equipment on suction press and grooved rolls increased machine capacity by 4% and reduced steam energy by $170,000 per year.
PROBLEM
•Higher steam usage due to poor moisture profile
•Excessive water usage to clean rolls
SOLUTION
AirSet™ Doctor Blade Holder and Blades
RESULTS
•Steam energy use reduced by $170,000 per year
•Increased felt life and drying consistency
•Machine capacity increased by 4%

GROWTH INITIATIVES

Our Strategy for Growth
• Offer products with compelling ROI
• Focus on higher-growth regions
• Increase spares and consumables business
• Increase market penetration in low-share areas
• Leverage low cost manufacturing
• Seek opportunities outside paper industry
• Leverage sales and distribution network
• Pursue acquisitions that complement our business

Moving Kadant Forward Through Acquisitions
• Acquisitions within the Paper Industry
 – Synergy opportunities
 • Leverage sales force
 • Increase manufacturing efficiencies
 • Expand market access
 • Research & Development
• Criteria for acquisitions outside the Paper Industry
 – Industrial
 – Technology
 – Market leader
 – Consumables and parts revenue stream
 – Well-managed, profitable business

FibreWall/HDS Acquisition
• Supplier of pressure screen baskets
 and dewatering equipment acquired
 in July 2010
• Revenue: $3.8 million*
• $150 million global market
• Consumable with 6 to 9 months life

* Annualized revenue during year of acquisition.

Techmo Systems Acquisition
• Supplier of advanced steam systems
 and control software acquired in
 October 2010
• Revenue: $1.8 million*
• Strong market position in France,
 Spain, and Italy
• Differentiator in competitive dryer
 system marketplace

* Annualized revenue during year of acquisition.

Pending Acquisition of M-Clean Papertech
• European-based supplier of paper machine cleaning equipment
• 2010 revenues approximately $14 million
• 2010 EBITDA $2.7 million
• Purchase price: $16 million
• Expected closing: May 27, 2011

M-Clean MultiJet Product Line
• High-pressure single jet
 cleaning systems for paper
 machine clothing
• On-line backing roll and press
 roll cleaning
• Unique design for high
 efficiency, reliability

Reliable and Efficient Fabric Cleaning

Before
After

M-Clean Worldwide Installations Total 320 Units

Company estimate based on installed units.
Company estimate based on installed units.

Benefits to Kadant
• Extended product line with world-class cleaning solutions
• Limited installations in U.S. offer significant market opportunity
• Parts revenue stream provides ample room for growth
• Manufacturing capabilities are easily transferrable
• Market presence in China and Europe enhanced
• Solid R&D foundation to build upon
• Ability to leverage direct sales force in
 low market share regions such as China

FINANCIAL RESULTS

Quarterly Bookings Trend

Parts and Consumables Bookings

1 Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) is a non-GAAP financial measure that excludes certain items as detailed in our 2010 fourth quarter earnings press release issued February 23, 2011.
2 From continuing operations.
Revenues $ 270.0  $ 225.6
Gross Profit Margin     43.9%    40.3%
Operating Expenses:
 SG&A, R&D expenses $ 94.5  $  86.8
 Restructuring costs and other income, net $  (1.0)  $  4.4
Operating Income (Loss) $ 24.9  $  (0.5)
Net Income (Loss)  $  18.5  $  (5.9)
Diluted Earnings (Loss) per Share from Continuing Operations  $ 1.48  $  (0.48)
Adjusted EBITDA1 $ 31.2  $ 11.4
Adjusted EBITDA/Sales1    12%    5%
Bookings2 $ 302.7  $ 222.3
Cash Provided by Operations2 $ 28.3  $ 43.1
(In millions, except per share amounts and %)    2010 2009
Twelve Months Financial Summary

Revenues $ 71.7  $ 61.1
Gross Profit Margin     47.6%    44.0%
Operating Expenses:
 SG&A, R&D expenses $ 25.8  $  22.5
  Restructuring and other income $  -   $  (0.3)
Operating Income  $ 8.3  $  4.7
Net Income  $ 5.8  $  3.6
Diluted Earnings per Share from Continuing Operations  $ 0.47  $  0.29
Adjusted EBITDA1 $ 10.2  $ 6.0
Adjusted EBITDA/Sales1    14%    10%
Bookings2 $ 84.3  $ 70.2
Cash Provided by (Used in) Operations2 $ 0.4  $ (0.6)
Backlog $ 109.3   $ 69.3
First Quarter 2011 Financial Summary

(In millions, except per share amounts and %)    1Q11 1Q10
1 Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) is a non-GAAP financial measure that excludes certain items as detailed in our 2010 fourth quarter earnings press release issued February 23, 2011.
2 From continuing operations.

 Cash, Cash Equivalents, and Restricted Cash $   57.7  $  43.6
 Accounts Receivable, net $   52.3  $  40.9
 Inventories $   51.5  $  40.3
 Property, Plant and Equipment, net $   37.5  $  37.3
 Intangible Assets $   26.5  $  27.4
 Goodwill $  100.6  $  95.5
 Other Assets $   23.4  $  25.5
  Total Assets $ 349.5  $  310.5
 Accounts Payable $   26.0  $  22.2
 Short- and Long-term Debt $   17.6  $  23.1
 Other Liabilities $   86.7  $  71.0
  Total Liabilities $  130.3  $  116.3
  Shareholders’ Investment $  219.2  $  194.2

Balance Sheet Data

(In millions)    1Q11 1Q10

2011 Goals
• Focus on higher-growth regions
• Leverage global manufacturing and sourcing capability
• Increase spares and consumables business
• Increase market penetration in low-share areas
• Integrate M-Clean product line into global organization
• Continue to pursue complementary acquisitions

Questions & Answers
To ask a question, please call 866-804-6926 within the U.S. or
+1-857-350-1672 outside the U.S. and reference 83375884.
Please mute the audio on your computer.

Annual Meeting of Stockholders
May 25, 2011
Westford, Massachusetts